                                                                EXHIBIT 12



                                   EXHIBIT 12
                          PROTECTIVE LIFE CORPORATION
                                 (IN THOUSANDS)

                                                                                                   Three Months
                                                          Year Ended December 31,                 Ended March 31,
                                          ----------------------------------------------------  ------------------
                                            1992        1993        1994      1995      1996      1996      1997
                                          ---------   ---------   --------  --------  --------  --------  --------
COMPUTATION OF RATIO OF CONSOLIDATED
 EARNINGS TO FIXED CHARGES
Income before income tax                  $  59,947   $  85,044   $106,173  $121,034  $139,741  $ 33,140  $38,768
Less pretax minority interest(1)                (90)        (19)         0         0         0         0        0
Add interest expense                          4,806       6,338      7,766     9,589    10,063     2,709    3,581
                                          ---------   ---------   --------  --------  --------  --------  -------
Earnings before interest and taxes        $  64,663   $  91,363   $113,939  $130,623  $149,804  $ 35,849  $42,349
                                          =========   =========   ========  ========  ========  ========  =======
Earnings before interest and taxes
 divided by interest expense                   13.5        14.4       14.7      13.6      14.9      13.2     11.8
                                          =========   =========   ========  ========  ========  ========  =======

COMPUTATION OF RATIO OF CONSOLIDATED
 EARNINGS TO COMBINED FIXED CHARGES
 AND DISTRIBUTIONS ON SERIES A PREFERRED
 SECURITIES(2)
Income before income tax                  $  59,947   $  85,044   $106,173  $121,034  $139,741  $ 33,140  $38,768
Less pretax minority interest(1)                (90)        (19)         0         0         0         0        0
Add interest expense                          4,806       6,338      7,766     9,589    10,063     2,709    3,581
                                          ---------   ---------   --------  --------  --------  --------  -------
Earnings before interest and taxes        $  64,663   $  91,363   $113,939  $130,623  $149,804  $ 35,849  $42,349
                                          =========   =========   ========  ========  ========  ========  =======
Earnings before interest and taxes
 divided by interest expense and
 distributions on Series A Preferred
 Securities(2)                                 13.5        14.4       10.8       9.0      10.0       9.1      8.8
                                          =========   =========   ========  ========  ========  ========  =======

COMPUTATION OF RATIO OF CONSOLIDATED
 EARNINGS TO COMBINED FIXED CHARGES,
 DISTRIBUTIONS OF SERIES A PREFERRED
 SECURITIES(2), AND INTEREST CREDITED
 ON INVESTMENT PRODUCTS
Income before income tax                  $  59,947   $  85,044   $106,173  $121,034  $139,741  $ 33,140  $38,768
Less pretax minority interest(1)                (90)        (19)         0         0         0         0        0
Add interest expense                          4,806       6,338      7,766     9,589    10,063     2,709    3,581
Add interest credited on investment
 products                                   173,658     220,772    260,081   286,710   280,377    69,895   41,239
                                          ---------   ---------   --------  --------  --------  --------  -------
Earnings before interest and taxes        $ 238,321   $ 312,135   $374,020  $417,333  $430,181  $105,744  $83,588
                                          =========   =========   ========  ========  ========  ========  =======

Earnings before interest and taxes
 divided by interest expense,
 distributions on Series A Preferred
 Securities(2), and interest credited
 on investment products                         1.3         1.4        1.4       1.4       1.5       1.4      1.8
                                          =========   =========   ========  ========  ========  ========  =======

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(1) Does not include distributions on Series A Preferred Securities reported as minority interest.

(2) Distributions on Series A Preferred Securities were $2,764 in 1994, $4,950 in both 1995 and 1996 and $1,237 in both of the three month periods ended March 31, 1996 and 1997; there were no Series A Preferred Securities outstanding during any prior period.